Exhibit (17)(a)

PRELIMINARY COPY
FORM OF PROXY CARD
VOTE ONLINE 1. Read the proxy statement. 2. Go to: 3. Follow the simple instructions.
PO Box [ ], [ ]

VOTE BY PHONE 1. Read the proxy statement and have the proxy card at hand. 2. Call toll-free: 3. Follow the simple instructions.

VOTE BY MAIL 1. Read the proxy statement. 2. Check the appropriate box(es) on the reverse side of the proxy card. 3. Sign, date and return the proxy card in the envelope provided.

INNOVATOR ETFs® TRUST

INNOVATOR IBD® 50 ETF

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [MARCH 18], 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of the Innovator IBD® 50 ETF (the “Fund”) hereby appoints each of [    ], [    ], and [   ], collectively or individually, as his or her attorney-in-fact and proxy, with the power of substitution of each, to vote and act with respect to all shares of the Fund, which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [March 18], 2026 at 11:00 a.m. Central Time (together with any postponements or adjournments, the “Special Meeting”) at the offices of Innovator at 200 W. Front Street, Wheaton, Illinois 60187.

The attorneys named will vote the shares represented by this proxy in accordance with the choice made on this ballot. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby. IF THIS PROXY IS PROPERLY EXECUTED BUT NO CHOICE IS INDICATED AS TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

CONTROL NUMBER

AUTHORIZED SIGNATURE(S)
This section must be completed for your vote to be counted.

Signature(s) and Title(s), if applicable Sign in the box above

Date ______________________________

Note: Please sign exactly as your name(s) appear(s) on this proxy card. If signing for estates, trusts, or other fiduciaries, your title or capacity should be stated and where more than one name appears, a majority must sign. If shares are held jointly, one or more joint owners should sign personally. If a corporation, the signature should be that of an authorized officer who should state his or her title.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [March 18], 2026.

The Proxy Statement for this Meeting is available at [                                      ]

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.
PLEASE CAST YOUR VOTE TODAY!

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED.

IF YOU ARE NOT VOTING BY PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

   Please detach at perforation before mailing.

This proxy is solicited on behalf of the Board of Trustees and the proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each proposal.

In his or her discretion, the Proxy is authorized to vote upon such other matters as may properly come before the meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH PROPOSAL.

TO VOTE, MARK BOX(ES) BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

		FOR	AGAINST
1.	To approve the Agreement and Plan of Reorganization approved by the Independent Trustees of the Board of Trustees of Innovator ETFs Trust, which provides for the reorganization of Innovator IBD® 50 ETF into the CapForce IBD® 50 ETF, a newly created series of Capital-Force ETF Trust.	☐	☐

THANK YOU FOR VOTING